EX-99.h.2.H
Seventh Amended and Restated
Schedule A
to the
Inbound Call Management and Fulfillment Services Agreement
by and between
Scout Investments, Inc.
and
UMB Distribution Services, LLC

Name of Funds

Scout Stock Fund
Scout Mid Cap Fund
Scout Small Cap Fund
Scout International Fund
Scout International Discovery Fund
Scout Global Equity Fund
Scout Core Bond Fund
Scout Core Plus Bond Fund
Scout TrendStar Small Cap Fund

The undersigned, intending to be legally bound, hereby execute this Seventh Amended and Restated Schedule A to the Inbound Call Management and Fulfillment Services Agreement dated August 6, 2001, and executed by and between Scout Investments, Inc. and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 30th day of June, 2011.

UMB DISTRIBUTION SERVICES, LLC                                                                                     SCOUT INVESTMENTS, INC.

By: _________________________                                                                By: __________________________

Title:  Robert J. Tuszynski, President                                                                                     Title: Andrew J. Iseman, President